UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021 (November 10, 2021)

SPORTS ENTERTAINMENT ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39583	85-2324373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Golden Bear Plaza, 11760 US Highway, Suite W506 North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 402-0741

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SEAH.U	New York Stock Exchange LLC
Class A common stock included as part of the units	SEAH	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SEAH WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on April 26, 2021, Sports Entertainment Acquisition Corp. (the “Company”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“SGHC”), Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub” and, together with NewCo, the Company and the Company’s direct and indirect subsidiaries, the “Target Companies”), and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The Business Combination Agreement provided, that the outside date for the closing of the Business Combination was December 31, 2021.

On November 16, 2021, the Company, SGHC, NewCo, Merger Sub and the Sponsor entered into an Amendment to Business Combination Agreement (the “Amendment Agreement”) that expressly amended and modified the Business Combination Agreement to provide that the outside date for the closing of the Business Combination is March 31, 2022. In the event that the Business Combination shall not be consummated on or before March 31, 2022, then either SGHC or the Company may terminate the Business Combination Agreement, provided that such terminating party is not otherwise in breach of the Business Combination Agreement.

The foregoing summary of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Amendment Agreement which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 10, 2021, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company was deficient in meeting the requirements of Section 303A.07(a) of the Listed Company Manual, which required the Company to have three independent members of its board of directors on the audit committee within one year from the closing of the Company’s initial public offering. The notice from the NYSE stated that, unless the Company cures this deficiency by November 17, 2021, the Company will be deemed noncompliant.

Given the time and focus dedicated to consummating the previously announce business combination with SGHC Limited, which is expected to occur by the first quarter of 2022, at which point the Company will cease being a listed company on the NYSE, the Company does not currently plan to appoint a third independent audit committee member. In the event that the previously announced business combination agreement between the Company, SGHC Limited, Super Group (SGHC) Limited, Super Group (SGHC) Merger Sub, Inc. and Sports Entertainment Acquisition Holdings LLC is terminated and the proposed business combination does not close, the Company will promptly appoint a third independent member of its audit committee in order to regain compliance under Section 303A.07(a).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment to Business Combination Agreement, dated as of November 16, 2021, by and among (i) the Company, (ii) SGHC, (iii) NewCo, and (iv) the Sponsor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer